SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934




Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


 ..............................RANGER INDUSTRIES, INC...........................
                 (Name of Registrant as Specified In Its Charter)

 .....................PURE GROUP, INC., a Delaware corporation..................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which transaction applies:
       ........................................................................
       2) Aggregate number of securities to which transaction applies:
       ........................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ........................................................................
       4) Proposed maximum aggregate value of transaction:
       ........................................................................
       5) Total fee paid:
       ........................................................................
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid: ______________________________________________
      2) Form, Schedule or Registration Statement No: _________________________
      3) Filing Party: ________________________________________________________
      4) Date Filed: __________________________________________________________




C/M:  10302.0046 491470.4

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                PRELIMINARY PROXY STATEMENT - DATED MAY 30, 1997
         FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY
              -----------------------------------------------------

                                PURE GROUP, INC.
                                  P.O. BOX 1028
                            LAKE WORTH, FLORIDA 33460
-------------------------------------------------------------------------------



TO THE STOCKHOLDERS OF RANGER INDUSTRIES, INC:

       As a result of a lawsuit commenced by the undersigned (which lawsuit is more fully described in the attached statement under "Reasons for Electing a New Board - Background"), the current Board of Directors (the "Current Board") of Ranger Industries, Inc., a Connecticut corporation (the "Company") has called an Annual Meeting of Stockholders of the Company, to be held on July 29, 1997, for the purpose of electing the directors of the Company. This is the first vote for directors in over seven years - it is very important to the future of the Company and its stockholders.

       The undersigned is a holder (hereinafter, the "Soliciting Stockholder"), together with its affiliate, of 185,774 shares (4.6%) of the outstanding common stock, $0.01 par value (the "Common Stock") of the Company. The Soliciting Stockholder is sending this letter and the attached proxy statement (the "Opposition Proxy Statement" or the "Proxy Statement") and form of opposition proxy card (the "Opposition Proxy Card") to stockholders of record of the Company as of June 16, 1997 (the "Record Date") to ask the stockholders of the Company to elect a new slate of directors (the "New Board"). To effect such election, stockholders must sign and mail the GREEN Opposition Proxy Card to the proxy solicitor retained by the Soliciting Stockholder. Please read the attached Opposition Proxy Statement for a further explanation of the issues briefly described in this letter.

       The Current Board was installed on February 28, 1990, pursuant to a plan of reorganization (the "Plan of Reorganization" or the "Plan") and related order of the United States Bankruptcy Court. That Plan left in the hands of the Current Board approximately $950,000, with which the Current Board was expected to acquire a business or otherwise return the Company to profitable operations. More than 7 years later, the Company has virtually no liquid assets, no operations, no business, no financial resources, in the words of the Current Board, "is a net user of cash."

       The Soliciting Stockholder urges stockholders of the Company to remove the Current Board - on whose watch the Company went from highly liquid to completely illiquid, established no operations, and made no profits - and elect the three persons described in the Opposition Proxy Statement as the Company's new Board of Directors (the "New Board" or the "Proposed New Board"). To elect the New Board, stockholders must sign and mail the GREEN Opposition Proxy Card in time for the Annual Meeting. Please do not delay - sign and return the GREEN Proxy Card promptly.

       Please read the accompanying Opposition Proxy Statement, and fill out and sign the GREEN Proxy Card, and return it in the postage-paid envelope.

Date:  June        , 1997      Yours very truly,

                                PURE GROUP, INC.,

                               By:   /s/Isaac Perlmutter
                                     ISAAC PERLMUTTER
                                     President

PLEASE PROMPTLY FILL OUT AND SIGN THE GREEN PROXY CARD AND RETURN IT IN
THE POSTAGE-PAID ENVELOPE. STOCKHOLDERS ARE NOT REQUIRED TO ATTEND THE ANNUAL MEETING TO BE TO FILL OUT AND SIGN THE GREEN PROXY CARD.

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



                PRELIMINARY PROXY STATEMENT - DATED MAY 30, 1997
         FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY
              -----------------------------------------------------

                                 PROXY STATEMENT
                             TO THE STOCKHOLDERS OF
                             RANGER INDUSTRIES, INC.

       This statement (the "Proxy Statement") and the accompanying GREEN Proxy Card is being distributed by Pure Group, Inc., a Delaware corporation (the "Soliciting Stockholder"), to the stockholders of Ranger Industries, Inc., a Connecticut corporation (the "Company") with its principal executive office c/o Zeisler & Zeisler, 558 Clinton Avenue, Bridgeport, Connecticut 06605, in connection with the Annual Meeting of Stockholders of the Company, which has been called for July 29, 1997, to be held at [ Location ], commencing at [ Time of meeting ]. The only business known to the Soliciting Stockholder to be transacted at the Annual Meeting is the election of directors.

       The current Board of Directors of the Company (the "Current Board") was installed on February 28, 1990, as part of the conclusion of the Company's voluntary bankruptcy proceeding (see "REASONS FOR ELECTING A NEW BOARD"). The Company has not held an annual meeting for the election of directors since that time - over 7 years - in violation of the Company's By-laws, and in violation of certain provisions of the Connecticut Business Corporation Act (the "BCA"). Under the By-laws, the Company is required to hold an annual meeting of stockholders each year. The Current Board's failure to hold an annual meeting in 7 years deprived the stockholders of the Company of an opportunity to evaluate the Current Board's performance and act upon such evaluation. In those 7 years, the Company went from highly liquid to illiquid, and the stockholders' equity decreased from $950,000 to a negative $21,352 (as of December 31, 1996). This represents accumulated losses under the Current Board of $1,046,362, with no end in sight. See the discussion under "REASONS FOR ELECTING A NEW BOARD."

       The Soliciting Stockholder believes that it forced the Current Board to call the Annual Meeting as a result of a lawsuit commenced by the Soliciting Stockholder (as more fully described in "Reasons for Electing a New Board - Background" below). As part of a stipulation entered in court that led to the call of the Annual Meeting, the Current Board admitted that the Company does not have the funds to hold an Annual Meeting, and the Soliciting Stockholder has agreed to pay the reasonable and necessary expenses of the Annual Meeting, which include (i) the fees and disbursements of the Company's transfer agent in determining the identity of the stockholders entitled to notice of and to vote at the meeting, providing inspectors of election, and certain related ministerial duties in connection with the Annual Meeting, (ii) the fees of securities brokers and similar persons who are nominees of the beneficial owners of Company's Common Stock, and record, (iii) the costs of printing the Notice of Meeting, (iv) the costs of mailing the Notice of Meeting, and (v) rental of a suitable conference room and related facilities for the holding of the Annual Meeting. The Current Board admitted to the Soliciting Stockholder that the Company could not fulfill its obligation to hold the upcoming Annual Meeting out of the Company's own funds. The Soliciting Stockholder will seek reimbursement of these costs, regardless of the outcome of the Annual Meeting, following the Annual Meeting. In light of the Company's lack of available cash, such payment may be made in the form of stock, warrants or other securities of the Company not requiring cash.

       This Opposition Proxy Statement is first being distributed to stockholders of the Company on or about June , 1997.

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




Vote Required;  Procedure for Voting for the New Board

       Based on information filed with the Securities and Exchange Commission by the Company, there are 4,000,000 shares of Common Stock outstanding, and the Directors of the Company are elected by a plurality of the Stockholders present (in person and by proxy) at the Annual Meeting, provided that a quorum is present; a quorum consists of a simple majority - 2,000,001 shares - of the outstanding shares of Common Stock. Stockholders intending to vote for the New Board as described herein should fill out the GREEN Proxy Card which accompanies this Proxy Statement, including the number of shares they hold and their current mailing address, and sign the GREEN Proxy Card and mail it, in the enclosed envelope, to the Proxy Solicitor hired by the Soliciting Stockholder, Beacon Hill Partners, Inc., 90 Broad Street - 20th Floor, New York, New York 10004. The Proxies named in the Proxy Card will vote FOR the election of the New Board, and will vote in their discretion on any procedural matters that come before the Annual Meeting, with a view to effecting the election of the New Board.

       Abstentions and failures by stockholders to vote has the effect of reducing the absolute number of shares required to win any vote. Moreover, if a quorum is not obtained, the Current Board would remain in office until a quorum is obtained. IT IS THEREFORE MOST IMPORTANT THAT STOCKHOLDERS WHO WANT TO REMOVE THE CURRENT BOARD PROMPTLY SIGN AND RETURN THE GREEN PROXY CARD.

       The Proxy Card confers no authority to vote on any substantive matter which may come before the Annual Meeting, other than the election of directors.

       A stockholder may revoke the Proxy by delivering written notice thereof to the Proxy Solicitor, at 90 Broad Street - 20th Floor, New York, New York 10004, or to the Secretary of the Company, c/o Zeisler & Zeisler, 558 Clinton Avenue, Bridgeport, Connecticut 06605, provided that such revocation is received prior to the time the Annual Meeting, or by attending the Annual Meeting and voting thereat. A revocation may be in any written form provided that it is dated later than the Proxy Card and is signed by the stockholder.

Manner of Solicitation;  Costs

       Mr. Isaac Perlmutter, the President and sole stockholder of the Soliciting Stockholder, and Messrs. Morton E. Handel and Raymond Minella, all of whom constitute the Proposed New Board, are participating with the Soliciting Stockholder in this solicitation. In addition to the mailing of this Opposition Proxy Statement and GREEN Proxy Card, Mr. Perlmutter and officers of the Soliciting Stockholder, and Messrs. Handel and Minella, may make telephone calls, facsimile transmissions and other solicitations, in person or otherwise, to certain stockholders of the Company for the purpose of acquiring their proxies. In addition, the Soliciting Stockholder has engaged Beacon Hill Partners, Inc. (the "Proxy Solicitor") to assist the Soliciting Stockholder in such efforts and to collect and tally the proxies, and to perform certain other advisory and administrative services in connection with the Opposition Proxy Statement, including telephone calls and other communications with stockholders of the Company, and with securities brokers, banks and other nominee stockholders. The Proxy Solicitor will receive a fee of $10,000, an additional fee of $15,000 if the New Board is elected, and

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C/M:  10302.0046 491470.4
reimbursement of its expenses incurred in performing its services on behalf of the Soliciting Shareholder, estimated to be approximately $15,000.

       The cost of this solicitation (including printing and mailing, attorneys' fees, and the fees and expenses of the Proxy Solicitor) is being paid by the Soliciting Stockholder. The Soliciting Stockholder expects to spend approximately $___________ in connection with the solicitation of stockholders and has incurred expenses of approximately $______________ to date. The Soliciting Stockholder intends to request the Company to reimburse the Soliciting Stockholder for the expenses of this Solicitation if the New Board is elected. The New Board, if elected, is expected to approve that request, without seeking stockholder approval. As noted above, because of the Company's lack of cash, such payment may be made in the form of stock, warrants or other securities of the Company not requiring cash.

       Upon request, the Company, by using funds provided by the Soliciting Stockholder, will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the shares of Common Stock of the Company.

       PLEASE PROMPTLY FILL OUT AND SIGN THE GREEN PROXY CARD AND
       RETURN IT TO THE PROXY SOLICITOR.  STOCKHOLDERS ARE NOT
       REQUIRED TO ATTEND THE ANNUAL MEETING TO BE AUTHORIZED TO SIGN THE GREEN PROXY CARD.



                      REASONS FOR THE ELECTING A NEW BOARD

Background

       The Soliciting Stockholder and the Litigation. The Soliciting Stockholder is seeking to replace the Current Board and the executive officers of the Company with persons who would evaluate alternative strategies to improve the value of the Common Stock. To that end, the Soliciting Stockholder commenced a lawsuit in Connecticut Superior Court for the Judicial District of Fairfield at Bridgeport, Docket No. CV-97-0342437S, under the name "Pure Group, Inc. v. Ranger Industries, Inc., James B. Rubin, et al.," which resulted in the Current Board's call - for the first time in 7 years - of an Annual Meeting of Stockholders, to be held on July 29, 1997.

       Past Bankruptcy and Reorganization. The predecessor of the Company filed a petition seeking protection under the United States Bankruptcy Code in 1988, and on February 28, 1990, the Bankruptcy Court approved a plan of reorganization (the "Plan of Reorganization" or the "Plan") which, among other things, (i) cancelled all common stock of the Company then outstanding, (ii) installed the Current Board as the directors of the Company, (iii) transferred all cash, cash equivalents and investment securities then owned by the Company, except for $950,000 in cash and cash equivalents, to two trusts, known as the "Reorganization Trust," and the "Product Liability Trust," for the benefit, respectively, of general unsecured creditors and certain tort claimant creditors of the Company, and (iv) called for the Current Board to acquire a business or otherwise develop operations for the Company.

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




       An affiliate of the Soliciting Stockholder acquired its 34,037 shares of Common Stock by virtue of its status as a creditor of the Company (which term, for purposes hereof, includes its subsidiaries) as a result of the Company's voluntary filing (July 11, 1988) of a petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code. The Plan ultimately approved by the bankruptcy court, on February 28, 1990, cancelled all the common stock then outstanding and directed (i) the issuance of a new class of common stock (the "Common Stock") to be distributed to the creditors in proportion to their respective allowed but unsatisfied claims, and (ii) the cancellation of all other outstanding equity and debt securities of the Company.

The Current Board's Record of Failure

       The Current Board has been in office for over seven years. Some highlights of the Company's operating and financial performance in those 7 years illustrate the abysmal record of the Current Board. As reported in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Annual Report"), and as shown on the Company's financial statements as of and for the year ended December 31, 1996 (the "1996 Financial Statements" or the "Financial Statements") included in the Annual Report, the Company, under the Current Board, has depleted substantially all of its assets and has not implemented any plan for developing profitable operations. Some important disclosures in the Annual Report and the 1996 Financial Statements include the following:

       o The Company's only feasible business potential is an acquisition strategy designed to generate earnings and cash flow. The Current Board has been saying this for every year that the Current Board has been writing the Annual Report. The Current Board has patently failed in this strategy and has not developed any alternatives. (See Annual Report, "Management's Discussion and Analysis of Financial Condition and Results of Operations").

       o The Company has been unable to identify investors and suitable acquisitions and lacks liquidity.

       o Restrictions on the use of the Company's tax loss carryforwards make it difficult for the Company to make use of its tax loss carryforwards. (Annual Report, "Management's Discussion and Analysis of Financial Condition and Results of Operations, Overview," page 4.)

       o The Company had a working capital deficit of approximately $21,000 as of December 31, 1996.

       o As of April 8, 1997, the Company had cash on hand of approximately $5,000. (Annual Report, page 5, last paragraph.)

       o For each of the last three complete fiscal years, the Company had no operating revenue, and interest income declined from approximately $7,000 in 1994 to less than $500 in 1996. (Annual Report, page F-4, Consolidated Statements of Operations and Retained Deficit.)

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




       o The Company has no existing credit lines or commitments from any lenders. (Annual Report, page 5, 5th paragraph.)

       o The Company is a net user of cash. (Annual Report, page 5, 5th paragraph.)

       o The Company's projected operating costs and expenses for calendar 1997 are approximately $100,000. (Annual Report, page 5, last paragraph.)

       The clear implication of the last item is that, under the management of the Current Board, it costs the Company $100,000 to do absolutely nothing of value for the stockholders.

       According to the information provided by the Current Board, the Company has paid the president of the Company, who is a member of the Current Board, over the last 7 years, not less than $279,000, and the Company has paid an additional $115,200 to an affiliate of the president. Those payments constitute more than 40% of the liquid assets that the Company had when the Current Board was installed. The payments slowed down or stopped only in the 4th quarter of 1996, when the Company was virtually out of cash.

       Based on the foregoing information, taken from Current Management's own report to stockholders, the Soliciting Stockholder has concluded that the Current Board long ago reached a dead end and completely lacks the ability to revive the Company and improve the value of the Company to the stockholders. The Company has virtually no liquid assets or prospects of obtaining any. The Current Board believes that the only way for the Company to stay in business is to acquire another business, but the Company apparently has nothing to offer.

                               PROPOSED NEW BOARD

       At the Annual Meeting of Stockholders, the Soliciting Stockholder will propose the election of a new board of directors (the "New Board" or the "Proposed New Board"), which will consist of the following persons (the "Nominees"):

       Name                                         Age    Proposed Positions
                                                            with the Company

       Isaac Perlmutter.............................53       Director
       Morton E. Handel.............................62       Director
       Raymond Minella..............................47       Director

       Isaac Perlmutter is the President of the Soliciting Stockholder and, for more than 5 years, an independent investor. He has been the and the President of the Soliciting Stockholder. Mr. Perlmutter has been a director of Toy Biz, Inc., a publicly held company, since April 1993. He is the sole stockholder of the Soliciting Stockholder, which is the record owner of 151,737 shares of Common Stock, and Tangible Media, Inc., which is the record owner of 34,037 shares of Common Stock, and by virtue thereof, Mr. Perlmutter is the beneficial owner of 185,877 shares of Common Stock of the Company. His business address is c/o Pure Group, Inc., P.O. Box 1028, Lake Worth, Florida 33460.

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C/M: 10302.0046 491470.4

       Morton E. Handel is the President of S&H Consulting, Ltd., a privately held financial consulting firm, a position he has held since 1991. From 1988 through February 28, 1990, he was Chairman of the Board and Chief Executive Officer of Coleco Industries, Inc., the predecessor to the Company ("Coleco"), and was Executive Vice President of Coleco from 1983 to 1988. Mr. Handel is also Chairman of the Board of Concurrent Computer Corporation, a Director and Chairman of the Audit Committee of CompUSA, Inc., and a Director and Chairman of the Audit Committee of Ithaca Industries, Inc., each of which is a publicly held company. Mr. Handel is the record and beneficial owner of 198,167 shares of Common Stock of the Company. His business address is c/o S&H Consulting, Ltd., 1 Regency Drive, Bloomfield, Connecticut 06002.

       Raymond Minella is a co-founder of Berenson Minella & Company, an investment banking firm, and has been a managing partner since 1992. Prior to founding Berenson Minella & Company, Mr. Minella was co-head of the merchant banking group of Merrill Lynch & Co., an investment banking firm. Mr. Minella is not the record or beneficial owner of any shares of Common Stock. His business address is c/o Berenson Minella & Company, 667 Madison Avenue, New York, New York 10021.

       It is expected that the New Board will authorize the compensation of directors that is comparable to directors' compensation paid by similar corporations. None of the Nominees is affiliated with the Soliciting Stockholder except Mr. Perlmutter, who is its sole shareholder. See "Business Plans of the New Board - Substantive Business Plans - Compensation"

       The Soliciting Stockholder will indemnify each Nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by a Nominee in his capacity as a nominee for election as a director of the Company, and, if elected, as a director of the Company, or arising out of his status in either such capacity. The Soliciting Stockholder is expected to reimburse each Nominee for his reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel, in connection with the defense of any claim, action, suit or proceeding as aforesaid. If the Nominees are elected, such indemnification will be secondary to such indemnification as the Nominees would be entitled to receive from the Company and all other sources.


                         BUSINESS PLANS OF THE NEW BOARD

       If the New Board is elected, it will face two classes of issues that must be addressed to improve the value of the Company to its stockholders: (1) development of substantive business plans for the Company, in light of the Company's weak and depleted financial resources, and (2) revisions of the Company's certificate of incorporation and by-laws to improve Board accountability to the stockholders.

Substantive Business Plans

        The Product Liability Trust. As part of the Plan of Reorganization that was approved in 1990 by the Bankruptcy Court, a portion of the Company's liquid assets were set aside in the Product Liability

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



Trust to pay outstanding or unasserted product liability claims. As of December 31, 1996, the Product Liability Trust had net assets of approximately $11.4 million, and the number of outstanding claims against the Trust was extremely small. The balance, if any, of the Product Liability Trust, by its terms, will be released to the Company on or about January 31, 2020, or such earlier date as the Bankruptcy Court may, on application, approve.

       The New Board, if elected, would explore the possibility of terminating the Product Liability Trust, or arranging for the partial distribution of its assets, based upon a review by actuaries and other experts of the amount of the Product Liability Trust that can reasonably be expected to be paid out to claimants between now and January 31, 2020. The Current Board has not effectively pursued this possibility, and indeed, it did not report any possible consideration of the matter until recently when the Company ran out of cash to pay the President. Moreover, even if the Current Board succeeded in obtaining a distribution, the Soliciting Stockholder doubts that it would be properly applied to benefit the stockholders of the Company based on the Current board's past performance.

       Other Business Plans. If elected, the New Board would explore possible acquisitions for the benefit of the Company, which would necessitate the issuance of the Company's securities in light of the depletion of the Company's liquid assets by the Current Board. The members of the New Board have many years of success in the development of new businesses, including the development of under-funded or illiquid enterprises. Although there can be no assurance that the New Board would be successful in implementing any particular business strategy, or if implemented that such strategy would be ultimately successful, the Nominees for the New Board have favorable track records, and they intend to structure their relationship with the Company to increase stockholder value.

Restoring the Accountability of the Board to the Stockholders

       As briefly stated above, the Soliciting Stockholder believes that one reason for the abysmal performance of the Current Board is certain provisions of the certificate of incorporation and by-laws which have weakened the stockholders' control over the Current Board and thereby emboldened the Current Board to disregard its reporting and electoral responsibilities to the Stockholders. Specifically, the Board's failure to call for an Annual Meeting of Stockholders, at which the election of directors would be held, and the financial and other performance of the Current Board would be discussed, has enabled the Current Board to fritter away the Company's liquid assets.

       The Business Corporation Act of Connecticut (the Company's state of incorporation) requires the Current Board to hold an Annual Meeting annually, for the election of directors. The Company's by-laws, however, have a cumbersome maze of procedural requirements that make it difficult for the stockholders to call a meeting if the Board fails to do so. It was only because the Soliciting Stockholder undertook to commence a lawsuit in Connecticut Superior Court - at considerable expense to itself and with no assurance of a favorable outcome - that the Current Board has been forced to call the upcoming Annual Meeting. The New Board, if elected, will therefore seek to amend the By-laws of the Company to make it easier for stockholders to hold meetings and assert control over the Board of Directors, including the New Board.


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       Termination of Stock Ownership Restrictions. The New Board would also consider, subject to approval of the stockholders, waiving, amending or terminating the restrictions (the "Article Fifth Restrictions") with respect to ownership of the Common Stock contained in Article Fifth of the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation"). The Article Fifth Restrictions, if not waived or terminated by the Board of Directors, prohibit any person from (i) acquiring an amount of stock that would make such person a holder of more than 5% of the outstanding Common Stock, and/or (ii) if such person holds 5% or more of the Common Stock, from selling or otherwise transferring any Common Stock.

       According to Article Fifth, paragraph G, of the Certificate of Incorporation, the purpose of the Article Fifth Restrictions is to preserve the tax benefits of the Company's net operating loss carryforwards (the "Carryforwards"). The amount of the Carryforwards as of December 31, 1996, was estimated by the Company to be approximately $184 million, as reported in the Company's financial statements (hereinafter, the "Financial Statements") filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. Note 3 to the Financial Statements advises that it is uncertain that the Company can ever realize any benefit from the Carryforwards, and so the Article Fifth Restrictions no longer appear to serve any significant corporate purpose. The New Board expects to seek out reliable tax advisors to determine whether the Company has any realistic prospect of ever realizing any benefit from the Carryforwards.

       The Soliciting Stockholder believes that the existence of the Article Fifth Restrictions discourages major financial investors from making an investment in the Common Stock, which holds down demand for the Common Stock, and therefore holds down the price at which the Common Stock could be traded. The Soliciting Stockholder also believes that the Article Fifth Restrictions have the effect of entrenching existing management in office, as the Article Fifth Restrictions preclude stockholders or other investors from acquiring a controlling block of Common Stock which would enable them to replace or otherwise improve existing management. The New Board will therefore give serious consideration to removal of the Article Fifth Restrictions.

Other Possible Actions

       The New Board may consider various other alternatives that would be intended to increase the value of the Common Stock, including actions that may entail:

              (a) the acquisition of additional Common Stock or other securities of the Company, or the disposition of securities of the Company in the open market or otherwise;

              (b) an extraordinary corporate transaction, such as a merger or liquidation, involving the Company;

              (c) a sale or transfer of a material amount of assets of the Company;

              (d) in addition to the changes disclosed above or elsewhere herein, other changes in the Board of Directors or management of the Company;

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              (e)   a material change in the present dividend policy of the
Company;

              (f) other material changes in the Company's business or corporate structure;

              (g) changes in the Company's certificate of incorporation or bylaws (in addition, in the case of the latter, to the changes proposed herein); or

              (h) actions similar to those enumerated above (each of the foregoing are collectively hereinafter referred to as the "Enumerated Actions").

       The New Board's determination with respect to any of the foregoing Enumerated Actions will depend upon various factors the New Board may deem relevant. The New Board, if elected, would seek the approval of the stockholders of the Company to any of the Enumerated Actions if required by the Company's by-laws, certificate of incorporation, or any applicable law. The Enumerated Actions set forth in clauses (b) and (d) would require approval of the stockholders; the Enumerated Actions in clauses (g) and (h) may require approval of the stockholders, depending on the facts and circumstances of the actual proposals.

       At the present time, the Soliciting Stockholder has no expectation that it or any of its affiliates or associates will, directly or indirectly, undertake, advance or be a party to any of the Enumerated Actions, except that the Soliciting Stockholder or other participants may acquire additional shares of Common Stock, which may be in excess of 5% of the outstanding Common Stock, or, in the alternative, dispose of all or any lesser portion of its shares of Common Stock. In addition, the Soliciting Stockholder reserves the rights to be a party to any of the Enumerated Actions, if approved in accordance with the By-laws and applicable law, and if approved in accordance with the policy set forth in the following paragraph. In addition, if the New Board is elected and members act as finders or otherwise provide services to the Company (which services may overlap with their services as directors of the Company), the New Board may pay fees to such members for such services.

       If the New Board is elected by the stockholders, the Soliciting Stockholder will not engage, directly or indirectly, in any Enumerated Action with the Company (other than open market purchases and sales of the Common Stock or other securities of the Company) unless such transaction is approved (i) by a majority of the disinterested members of the Board of Directors, or (ii) if there are no disinterested directors, by the Board after receipt and review of an opinion of an independent investment banker or other appropriate expert to the effect that such transaction (A) is fair to the Company and the stockholders other than the Soliciting Stockholder, or (B) is on terms not materially different than could be obtained by arms' length negotiations with a person not affiliated or associated with the New Board.


                              CERTAIN TRANSACTIONS

       The Soliciting Stockholder expended $45,539 to purchase 151,797 shares of Common Stock. The funds used in making the purchases came from working capital. An affiliate of the Soliciting Stockholder acquired its 34,037 shares of Common Stock by virtue of its status as a creditor of the

                                        9
C/M:  10302.0046 491470.4

Company through the Plan. Mr. Handel expended $53,629 to purchase 198,167 shares of Common Stock and Mr. Grosser expended $1,350 to purchase 5,000 shares of Common Stock. The funds used in making the purchases came from their respective personal savings.

       As more fully set forth in "Proposed New Board," the Soliciting Stockholder will indemnify the members of the New Board against claims, suits and judgments, including the costs of defending against such claims, suits and judgments, arising out of their status as nominees or members of the Board. See "Proposed New Board."

       There are no formal or binding agreements or understandings between or among the Soliciting Stockholder and the New Board with respect to the manner in which the New Board, if elected, would manage the Company.

       The New Board would have the authority, in the exercise of its business judgment, to authorize the payment of compensation to some or all members of the New Board.

       None of the Soliciting Stockholder, Mr. Handel or Mr. Minella is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. The Soliciting Stockholder, Mr. Handel and certain other persons are parties to a joint filing agreement (the "Joint Filing Agreement") dated March 19, 1997, pursuant to which all parties to the agreement agreed to file reports on Schedule 13D with respect to their ownership of the Common Stock of the Company. The Joint Filing Agreement is terminable at will as to any party and provides for nothing other than the authorization of certain parties to the agreement file reports (including amendments) on Schedule 13D. In the Schedule 13D, dated March 20, 1997, and the amendment filed on March 27, 1997 under the authority of the Joint Filing Agreement, the parties disclaimed beneficial ownership of shares owned by the other parties (except for Mr. Perlmutter with respect to shares of Common Stock owned by the Soliciting Stockholder and its affiliate, Tangible Media, Inc.).

       The following table sets forth all purchases and sales of the Common Stock by the Soliciting Stockholder, and Messrs. Handel and Minella, in the two years ended on June , 1997.


                                       10
C/M:  10302.0046 491470.4

                                Number of Shares
Stockholder                             Date                Purchased or (Sold)
-----------                             ----                -------------------
Soliciting Stockholder                 3/4/97                            46,797
Soliciting Stockholder                1/31/97                            15,000
Soliciting Stockholder                12/17/96                           30,000
Soliciting Stockholder                12/13/96                           60,000
Handel                                2/25/97                            40,000
Handel                                1/27/97                            18,500
Handel                                1/22/97                            30,000
Handel                                12/13/96                            1,938
Handel                                12/11/96                           32,500
Handel                                12/5/96                            30,000
Handel                                12/3/96                            35,000
Handel                                11/27/96                           10,229



       PLEASE PROMPTLY FILL OUT AND SIGN THE GREEN PROXY CARD AND
       RETURN IT IN THE POSTAGE-PAID ENVELOPE.

                                                   11
C/M:  10302.0046 491470.4

-------------------------------------------------------------------------------
                        YOUR VOTE IS EXTREMELY IMPORTANT

         No matter how many shares or how few shares of Ranger Industries you own, please vote FOR the Soliciting Stockholder's nominees by signing, dating and returning your GREEN proxy card in the enclosed postage paid envelope.

         If your shares are held through a bank or brokerage firm, only your bank or brokerage firm can vote your shares, and only after receiving your voting instructions. Please call your bank or broker and instruct your representative to vote your shares FOR the Soliciting Stockholder's nominees on the GREEN proxy card(s).

         TIME IS CRITICAL. PLEASE VOTE AND RETURN YOUR COMPLETED
AND SIGNED GREEN PROXY CARD(S) TODAY.

         If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Beacon Hill Partners, Inc., at the toll-free number listed below:

                                            BEACON HILL PARTNERS, INC.
                                            90 Broad Street, 20th Floor
                                             New York, New York 10004
                                                  (800) 854-9486

-------------------------------------------------------------------------------


                                       12
C/M:  10302.0046 491470.4

   THIS PROXY IS SOLICITED BY PURE GROUP, INC. (THE "SOLICITING STOCKHOLDER")
                               IN CONNECTION WITH
                   THE 1997 ANNUAL MEETING OF STOCKHOLDERS OF
                             RANGER INDUSTRIES, INC.

The undersigned shareholder of RANGER INDUSTRIES, INC. (the "Company") hereby appoints Morton E. Handel, Raymond Minella and Isaac Perlmutter, and each of them, as lawful attorneys and proxies, with several power of substitution, for and in the name of the undersigned to represent and vote, as designated below, all shares of the Common Stock of the Company which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, to be held on July 29, 1997, commencing at o'clock, or at any adjournment, postponement or rescheduling thereof (collectively, the "Annual Meeting"). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.

A.   ELECTION OF DIRECTORS

     Nominees of the Soliciting Stockholder (Pure Group, Inc.):



     /  / FOR all the nominees listed below (except as marked to he contrary).


     /  /  WITHHOLD AUTHORITY for all nominees listed below.
           NOMINEES:  MORTON E. HANDEL     RAYMOND MINELLA     ISAAC PERLMUTTER
         INSTRUCTION:   To withhold authority to vote for any nomi ee(s),
                        PRINT THAT NOMINEE'S NAME in the space provided below:


--------------------------------------------------------------------------------

The Soliciting Stockholder is not seeking, and the proxies will not vote for, any nominees other than the nominees named above.

B.   DISCRETIONARY AUTHORITY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting (including any adjournment, postponement or rescheduling thereof).

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy Card, when properly executed, will be voted as directed herein. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE, AND IN THE DISCRETION OF THE PROXIES AS TO ALL OTHER MATTERS.

          Please date and sign this proxy exactly as your name appears hereon.

Dated:  ____________________        ___________________________________________
                                         Signature of Owner


                                    ___________________________________________
                                    Additional Signature of Joint Owner (if any)



                                   If stock is jointly held, each joint owner should sign. When signing as attorney in fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

 TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE SOLICITING STOCKHOLDER,
           PURE GROUP, INC., JUST SIGN, DATE AND RETURN THIS PROXY --
                            NO BOXES NEED BE CHECKED.


C/M:  10302.0046 491470.4